Suja Life Reports First Quarter 2026 Financial Results
Net sales increased 22.5% year-over-year to $107.1 million

Significant net income and Adjusted EBITDA growth year-over-year

Initiates fiscal year 2026 outlook

OCEANSIDE, CA, June 9, 2026 – Suja Life, Inc. (NASDAQ: SUJA) (“Suja Life,” “Suja” or the “Company”), a leading better-for-you beverage company and maker of Suja Organic, Vive Organic, and Slice Soda, today announced financial results for the first quarter ended March 30, 2026.

“We delivered strong first quarter results with double-digit growth in both net sales and Adjusted EBITDA, driven by volume increases, distribution gains and effective promotional activities across our better-for-you brand portfolio,” said Maria Stipp, Chief Executive Officer. “Our performance reflects the strength of our category-leading brands and our vertically integrated platform. As a newly public company, we are building on our established track record of profitable growth and are well-positioned for long-term success.”

First Quarter 2026 Highlights Compared to Prior Year Period

•Net sales increased 22.5% to $107.1 million compared to $87.4 million

•Gross profit margin of 50.5% compared to 49.8%

•Adjusted EBITDA increased 66.3% to $25.0 million compared to $15.0 million, with Adjusted EBITDA margins of 23.4% compared to 17.2%

Adjusted EBITDA is a non-GAAP financial measure. See definition and reconciliation of Adjusted EBITDA to net income under “Non-GAAP Financial Measures.”

Ms. Stipp continued: “Our Initial Public Offering was a major milestone for Suja Life and validation of our mission and successful business. We are well positioned to accelerate our growth agenda as we further capitalize on the significant whitespace opportunity ahead of us. Consumer demand for beverages with real functional benefits, exceptional taste, and clean ingredients has never been stronger, and we are bringing better beverages to the table. With a proven brand-building playbook, operational excellence, and nationwide scale, Suja Life is distinctively positioned to meet this rising consumer demand and drive long-term growth as a leader in the natural healthy beverage space.”

First Quarter 2026 Results

Net sales increased 22.5% to $107.1 million, compared to $87.4 million in the prior year period. The increase in net sales was driven primarily by volume growth across key products and retailers, new product distribution gains, improved consumer takeaway from effective promotional activities, and slightly favorable shipment timing at the end of the quarter.

–Suja Core net sales increased 21.4% to $104.9 million, compared to $86.4 million in the prior year period, driven by balanced strength across wellness shots and juices.
–Emerging Brands net sales increased 40.3% to $3.0 million, compared to $2.2 million in the prior year period, reflecting distribution gains and improved consumer takeaway across several key retailers.

Gross profit increased 24.3% to $54.1 million, or 50.5% of net sales, compared to $43.5 million, or 49.8% of net sales, in the prior year period. The gross margin expansion of 70 basis points was primarily driven by improved absorption from higher production volumes, favorable product mix driven by higher-margin wellness shots and outsized growth from multi-packs, and improved production efficiencies.

Selling, general and administrative expenses increased 5.0% to $37.8 million, 35.3% of net sales, compared to $36.0 million, or 41.3% of net sales, in the prior year period. The increase was primarily due to increased freight expenses, partially offset by a decrease in marketing spend in the Emerging Brands segment.

Net income increased significantly to $7.7 million, or 7.2% of net sales, compared to a net loss of $0.8 million, or (0.9)% of net sales, in the prior year period.

Adjusted EBITDA increased 66.3% to $25.0 million, or 23.4% of net sales, compared to $15.0 million, or 17.2% of net sales, in the prior year period.

Balance Sheet
As of March 30, 2026, prior to the completion of its initial public offering (“IPO”), the Company had cash and cash equivalents of $28.4 million and total debt of $303.5 million, compared to cash and cash equivalents of $32.0 million and total debt of $303.9 million as of December 29, 2025.

Recent Developments
On May 7, 2026, the Company’s Class A common stock began trading on Nasdaq under the ticker symbol “SUJA,” and on May 8, 2026, the Company completed its initial public offering. The Company priced its IPO of 8.9 million shares of Class A common stock at a public offering price of $21.00 per share. Total proceeds to the Company were approximately $173.6 million, after deducting the underwriting discount but before deducting offering expenses.

The Company used a portion of the net proceeds from the offering to reduce borrowings under its term loan to a new balance of $164.9 million following repayment. Following completion of the IPO, fully diluted share count was 38,625,012 shares.

Fiscal Year 2026 Outlook
For full year 2026 ending December 28, 2026, the Company expects:

•Net sales of $367 million to $371 million, reflecting growth of 12.4% to 13.6% compared to $326.6 million in 2025, and
•Adjusted EBITDA of $70 million to $72 million, reflecting growth of 72.8% to 77.7% compared to $40.5 million in 2025.

The Company also expects:

•An effective tax rate of 27.4%, and
•Interest expense (net) to be approximately $19.0 million for the year ending December 28, 2026.

See “Non-GAAP Financial Measures” below for an explanation of this measure. The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results.

Outlook is based on information available as of today, June 9, 2026, and may be impacted by factors outside the Company’s control. See “Forward-Looking Statements.”

Conference Call and Webcast Details
The Company will host a conference call and webcast at 4:30 p.m. Eastern Time today to discuss these results.

The live audio webcast will be accessible in the “Events” section of the Company’s Investor Relations website at https://ir.sujalife.com/. Those interested in participating in the live call can register on the Investor Relations website to receive dial-in details and a unique pin. An archived replay of the webcast will be available shortly after the live event has concluded.

About Suja Life
At Suja Life, we're changing what beverages bring to the table. We make organic, cold-pressed juices, wellness shots, and better-for-you sodas that deliver real functional benefits, exceptional taste, and high-quality ingredients, because we believe beverages should be as delicious as they are good for you. Our three brands – Suja Organic, Vive Organic, and Slice Soda – reach consumers through thousands of retail doors nationally. We operate a vertically integrated high-pressure processing and cold-pressed beverage facility, processing approximately 1 million pounds of organic produce each week and moving from farm to bottle in as few as eight days. With category-leading brands, a dedication to operational excellence, and a proven innovation engine, Suja Life is positioned at the front of the growing natural healthy beverage space.

Contact:
ICR, Inc.
sujalife@icrinc.com

Non-GAAP Financial Measures

We use certain non-GAAP key performance indicators to evaluate our business operations, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. The non-GAAP financial measures presented in this press release and related conference call are supplemental measures of our performance that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that these non-GAAP financial measures provide investors with greater transparency to the information used by management for its operational decision-making. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are described further below.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as net income (loss) as adjusted to exclude tax expense, net interest expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to exclude share-based compensation expense, IPO-related costs and adjustments, sponsor fees which will not recur subsequent to the IPO, and other non-recurring expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors in evaluating our operating results, as they exclude the impact of items that we do not consider reflective of our core business operations. These measures also facilitate consistent comparison of our operating performance over time and relative to our peers.

The following table presents a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 30, 2026 and March 31, 2025:

	Three Months Ended
($ in thousands)	March 30, 2026	March 31, 2025
EBITDA and Adjusted EBITDA:
Net income (loss)	$7,734	$(792)
Provision for income taxes	1,065	880
Interest expense	7,472	7,446
Depreciation and amortization	7,178	6,930
EBITDA	23,449	14,464
Incentive unit compensation	140	111
Non-recurring costs (1)	681	131
Sponsor costs (2)	752	343
Adjusted EBITDA	$25,022	$15,049
Net income (loss) margin	7.2%	(0.9)%
Adjusted EBITDA margin	23.4%	17.2%
EBITDA margin	21.9%	16.6%

(1) The three months ended March 30, 2026 consists of one-time costs relating to corporate strategy, executive recruiting and consulting relating to the IPO. The three months ended March 31, 2025 consists of consulting fees related to one-time system improvements, transaction bonuses, and other one-time transition costs.

(2) Includes fees paid in cash to Paine Schwartz Partners which will not recur subsequent to the IPO.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release and related conference call are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated costs, expenditures, cash flows, growth rates and financial results, guidance, long-term targets, our plans and objectives for future operations, our growth or initiatives, our market opportunity, our machinery and our supply chain are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: a reduction or limited availability of organic fruits, vegetables and other raw materials and ingredients for our juice products, or an increase in the price of such materials and ingredients, including as a result of inflationary pressures on labor, freight, energy and other operating costs; real or perceived quality or food safety issues with our products, which may diminish our brands and reputation; strong competition in the food and beverage retail industry; our reliance on distributor and retail customers for a significant portion of our sales, and our ability to maintain or further develop our sales channels; our reliance on our local and regional farming partners and other third-party partners and those third parties’ ability to fulfill their obligations; our reliance on our limited suppliers for materials used to package our products, the costs of which have in the past been, and may continue to be, volatile and subject to price increases; failure by our transportation providers to deliver our products on time, or at all, and problems with our logistics network and arrangements; our ability to manage our future growth effectively; our ability to successfully forecast and manage our inventory at appropriate levels for our demand; the seasonal nature of our business, which may cause our quarterly results to fluctuate and may not be indicative of full-year performance; any damage or disruption at our production facilities in Oceanside, California, where our products are primarily manufactured; our ability to quickly respond to new trends by introducing new products or successfully improving existing products; an overall decline in the health of the economy and other factors impacting consumer spending; a reduction in demand for and sales of our cold-pressed juices, wellness shots and functional sodas or a decrease in consumer demand for such products generally; our ability to develop and maintain our brands and company image, including the early-stage nature of our Emerging Brands segment, which may require significant continued investment and may not achieve the scale or market acceptance we anticipate; the success of our marketing strategies and channels at maintaining consumer awareness of our brands, building brand loyalty and generating interest in our products from existing and new consumers; our ability to execute strategic investments and successfully integrate newly acquired products or businesses; and the other factors set forth in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our final prospectus filed with the SEC under Rule 424(b) on May 8, 2026 in connection with our IPO. All written and oral forward-looking statements attributable to us, or people acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this press release and related conference call in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this press release and related conference call are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

***

References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Suja is not responsible for the content of third-party websites.

SUJA LIFE HOLDINGS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($ in thousands, except unit data)

	As of
	March 30, 2026	December 29, 2025
Assets
Current Assets
Cash	$27,378	$31,015
Restricted cash	1,010	1,010
Trade receivables, net	13,971	14,081
Inventories	18,703	22,412
Prepaid expenses and other current assets	4,006	2,636
Total current assets	65,068	71,154
Property and equipment, net	52,624	45,671
Operating lease right-of-use assets, net	22,766	23,387
Trade name and other intangible assets, net	173,248	178,463
Goodwill	106,201	106,201
Other assets	960	701
Deferred transaction costs	4,365	2,536
Total assets	$425,232	$428,113
Liabilities and Partners’ Equity
Current Liabilities
Accounts payable	$18,015	$19,408
Accrued expenses	19,443	19,563
Accrued compensation	6,447	14,596
Current portion of operating lease obligations	2,519	2,450
Current portion of finance lease obligations	63	110
Short-term debt	2,740	2,740
Total current liabilities	49,227	58,867
Long-term operating lease obligations	23,382	24,051
Long-term finance lease obligations	89	98
Long-term debt, net	300,720	301,157
Deferred tax liabilities, net	11,370	11,370
Total liabilities	384,788	395,543
Commitments and Contingencies (Note 9)
Partners’ Equity
Unlimited Class A Units authorized, no par value, 222,881 units issued and outstanding as of March 30, 2026 and December 29, 2025	—	—
Unlimited Class B Units authorized, no par value, 18,680 units issued and outstanding as of March 30, 2026 and December 29, 2025, respectively	—	—
Unlimited Class C Units, no par value, 200 units issued and outstanding as of March 30, 2026 and December 29, 2025	—	—
4,840 Class D Units, no par value, issued and outstanding as of March 30, 2026 and December 29, 2025	—	—
Unlimited Class E Units authorized, no par value, 1,434 units issued and outstanding as of March 30, 2026 and December 29, 2025	—	—
Unlimited Class F Units, no par value, 1,000 units issued and outstanding as of March 30, 2026 and December 29, 2025	—	—
Additional paid-in capital	144,852	144,712
Accumulated deficit	(104,408)	(112,142)
Total partners’ equity	40,444	32,570
Total liabilities and partners’ equity	$425,232	$428,113

SUJA LIFE HOLDINGS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
($ in thousands)

	For The Three Months Ended
	March 30, 2026	March 31, 2025
Net sales	$107,058	$87,363
Cost of sales	(52,943)	(43,825)
Gross profit	54,115	43,538
Operating expenses	(37,835)	(36,046)
Income from operations	16,280	7,492
Other income (expense), net	(9)	42
Interest expense	(7,472)	(7,446)
Income before taxes	8,799	88
Provision for income taxes	(1,065)	(880)
Net income (loss)	$7,734	$(792)

SUJA LIFE HOLDINGS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
($ in thousands, except unit data)

	For The Three Months Ended
	March 30, 2026	March 31, 2025
Operating activities
Net Income (Loss)	$7,734	$(792)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,178	6,930
Bad debt expense	(15)	24
Non-cash operating lease expense	1,062	919
Finance lease right-of-use amortization	36	39
Non-cash interest on financing leases	3	7
Amortization of discount on debt	248	248
Provision for excess and obsolete inventory	478	289
Incentive unit compensation	140	111
Change in operating assets and liabilities
Trade receivables, net	125	(2,113)
Inventories	3,232	(2,993)
Prepaid expenses and other current assets	(1,370)	(701)
Other assets	(351)	(38)
Accounts payable	(1,182)	2,853
Accrued compensation	(8,149)	(6,841)
Accrued expenses	(120)	(764)
Deferred transaction costs	(1,829)	—
Operating lease obligations	(1,041)	(963)
Net cash provided by (used in) operating activities	6,179	(3,785)
Investing activities
Purchase of intangible assets	(335)	(8)
Purchase of property and equipment	(8,737)	(2,182)
Net cash used in investing activities	(9,072)	(2,190)
Financing activities
Principal payments on financing lease obligations	(59)	(42)
Repayments of term loan	(685)	(685)
Net cash used in financing activities	(744)	(727)
Change in cash and restricted cash	(3,637)	(6,702)
Cash and restricted cash at beginning of period	32,025	16,882
Cash and restricted cash at end of period	$28,388	$10,180
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$11,946.5	$9,574.4
Cash paid for income taxes	$171.7	$—
Supplemental Disclosures of Non-Cash Activities
Amounts included in accounts payable for equipment purchased	$180.1	$18.3
Operating lease liabilities arising from obtaining operating lease assets	$—	$2,302.4